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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-58604) and related Prospectus of Transocean Sedco Forex Inc. and to the incorporation by reference therein of our report dated January 25, 2001, with respect to the consolidated financial statements and schedule of Transocean Sedco Forex Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Houston, Texas
April 9, 2001